Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Genprex, Inc.

Austin, Texas

We hereby consent to the use of our report dated March 16, 2017, on the financial statements of Genprex, Inc. for the years ended December 31, 2016 and 2015, included herein on this Post-Effective Amendment No. 1 to the registration statement of Genprex, Inc. on Form S-1 (No. 333-219386). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus.

/s/ Daszkal Bolton LLP

Fort Lauderdale, Florida

December 12, 2017